                                                                    Exhibit 10.U

AMENDMENT NO. 4 TO THE LOAN AND SECURITY AGREEMENT


         AMENDMENT NO. 4 to the Loan and Security Agreement dated as of July 27, 2000 ("Amendment No. 4") by and between NAPCO SECURITY SYSTEMS, INC., a New York corporation having a place of business at 333 Bayview Avenue, Amityville, New York 11701 (the "Debtor") and HSBC BANK USA F/K/A MARINE MIDLAND BANK, having a place of business at 534 Broad Hollow Road, Melville, New York 11747 (the "Secured Party").

                             W I T N E S S E T H :

         WHEREAS, as of May 12, 1997, Debtor and Secured Party had entered into a certain loan and security agreement, as amended by amendment no. 1 to the loan and security agreement dated as of May 28, 1998, as amended by amendment no. 2 to the loan and security agreement dated as of June 30, 1999, as amended by amendment no. 3 to the loan and security agreement dated as of February 9, 2000, as may be amended from time to time (the "Agreement");

         WHEREAS, the Debtor has requested that the Secured Party extend a $8,250,000 term loan to Continental Instruments Systems, LLC ("Continental Systems"), a wholly owned subsidiary of Debtor, in order that Continental Systems may acquire all of the assets of Continental Instruments LLC ("Seller") and partially fund a two-year earn-out payable to John Banks ("Owner") pursuant to a certain asset purchase agreement dated as of July ___, 2000 [sic] by and between Seller, with its sole place of business at 250-H Executive Drive, Edgewood, New York 11717, Owner, residing at 40 Ridgewood Street, East Northport, New York 11731 and Debtor, which asset purchase agreement, and the rights of Debtor thereunder, were duly assigned to Continental Instruments Systems, LLC by assignment dated July 27, 2000("Asset Purchase Agreement"), and the Secured Party has agreed to do so, in the manner set forth below, provided however, that, among other things, Debtor execute this Amendment No. 4.

         NOW, THEREFORE, in consideration of the mutual promises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

         1.      The definition of "Consolidated Subsidiary" contained in
Section 1.1. of the Agreement is hereby amended to read in its entirety as follows:

                 CONSOLIDATED SUBSIDIARY means Alarm Lock





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
                 Systems, Inc. ("Alarm"), NAPCO Security Systems International, Inc. ("NAPCO International"), UMI Manufacturing Corp. ("UMI"), E.E. Electronic Components Inc. ("E.E."), Derringer Security Systems, Inc. ("Derringer"), Raltech Logic, Inc. ("Raltech"), NAPCO/Alarm Lock Grupo Internacional, S.A. ("NAPCO/Alarm Lock"), Continental Instruments Systems, LLC ("Continental Systems"), NAPCO Group Europe Limited ("NAPCO Europe"), and any other corporation of which at least 50% of the voting stock is owned by Debtor directly, or indirectly, through one or more Consolidated Subsidiaries, and any other limited liability company of which at least 50% of the membership interest is owned by Debtor directly, or indirectly, through one or more Consolidated Subsidiaries, and each of their respective successors and/or assigns.

         2.      The definition "Continental Term Loan" shall be added to
Section 1.1. of the Agreement and shall read as follows:

                 CONTINENTAL TERM LOAN means the $8,250,000 term loan made available to Continental Systems by Secured Party pursuant to the Term Loan Note.

         3.      The definition "Continental Term Loan Note" shall be added to
Section 1.1. of the Agreement and shall read as follows:

                 CONTINENTAL TERM LOAN NOTE means the $8,250,000 note evidencing the Continental Term Loan executed by Continental Systems and delivered to Secured Party as of even date hereof, as such note may be extended or otherwise modified from time to time; Continental Systems has used or will use the proceeds of the Continental Term Loan Note to acquire all of the assets of Seller (as the term "Seller" is defined in the recital paragraphs) and fund a two-year earn-out payable to Owner (as the term "Owner" is defined in the recital paragraph hereinabove) pursuant to the Asset Purchase Agreement (as the term "Asset Purchase Agreement" is defined in the recital paragraph hereinabove).

         4.      The definition of "Transaction Documents" contained in





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Section 1.1. of the Agreement is hereby amended to read in its entirety as follows:

                 TRANSACTION DOCUMENTS means, individually, jointly, severally and collectively, the Agreement (including this Amendment No. 4 and all documents, instruments, notes and agreements by Debtor, Continental Systems or any other Third Party or any Responsible Party in favor of Secured Party, whether in existence now or hereinafter created, executed and delivered to Secured Party, as the same may be extended, re-executed, modified or otherwise amended from time to time, including, without limitation, the Term Loan Note, the Continental Term Loan Note, collateral documents, letter of credit agreements, notes, acceptance credit agreements, security agreements, pledges, guaranties, mortgages, title insurance, assignments, and subordination agreements required to be executed by Debtor, Continental Systems any other Third Party, or any Responsible Party pursuant hereto or in connection herewith, or in connection with a letter of credit application and reimbursement agreement, each dated as of May 12, 1997, a certain uncommitted trade line established by Secured Party in favor of Debtor to provide for commercial and standby letters of credit, evidenced by, among other documents, a continuing letter of credit agreement, and a continuing indemnity agreement, each dated as of May 12, 1997, as may be re-executed, amended, extended or otherwise modified from time to time, the Term Loan Note in the principal sum of $2,500,000., as may be extended or otherwise modified from time to time, the Continental Term Loan Note in the principal sum of $8,250,000, that certain ISDA master agreement dated as of July 27, 2000 by and between Continental Systems and Secured Party, inclusive of all schedules thereto, as the same may be modified from time to time (the "Master Agreement") and all such other mortgages, security agreements, guaranties and other documents as may be executed and delivered to Secured Party to evidence, guaranty and secure the Continental Term Loan Note, and the obligations





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
                 thereunder, as may be extended or otherwise modified from time to time, and uncommitted line of credit facility to be used by Debtor to finance certain acquisitions, as may be executed and delivered to Secured Party from time to time to evidence and secure the obligations under such facilities pursuant to the terms that the Secured Party shall request, and all other documents, agreements, reaffirmations, certificates and resolutions related thereto, and amendments or supplements thereto, all such other agreements, resolutions, certificates, resolutions and opinion letters executed and/or issued as a condition precedent to or in connection with the Agreement, the Term Loan Note, the Continental Term Loan Note, and all such other documents, agreements, and instruments delivered hereunder or as a supplement or amendment thereto or as Secured Party may reasonably require from time to time in order to evidence, guaranty and/or secure any and all indebtedness of Debtor and/or Continental Systems, as the case may be, to Secured Party or to create, perfect, continue the perfection or protect the Secured Party's security interest in the Collateral or any of the other collateral specified in the other Transaction Documents.

         4. Section 3.3. of the Agreement is hereby amended to read in its entirety as follows:

                          3.3. INDEBTEDNESS SECURED.  The Security Interest
                 secures payment of any and all indebtedness, and performance of all obligations and agreements, of Debtor to Secured Party, whether now existing or hereafter incurred or arising, of every kind and character, primary or secondary, direct or indirect, absolute or contingent, sole, joint or several, and whether such indebtedness is from time to time reduced and thereafter increased, or entirely extinguished and thereafter reincurred, including, without limitation: (a) all Advances;
                 (b) all interest which accrues on any such indebtedness, until payment of such indebtedness in full, including, without limitation, all interest provided for under this Agreement;
                 (c) all other monies payable





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
                 by Debtor, and all obligations and agreements of Debtor to Secured Party, pursuant to the Transaction Documents; (d) all debts owed, or to be owed, by Debtor to others which Secured Party has obtained, or may obtain, by assignment or otherwise;
                 (e) all monies payable by any Third Party, and all obligations and agreements of any Third Party to Secured Party, pursuant to any of the Transaction Documents; (f) all monies due, and to become due, pursuant to Section 7.3; and (g) all obligations arising under that certain unlimited continuing guaranty of Debtor to Secured Party dated July 27, 20000, wherein Debtor unconditionally guaranteed the full and prompt payment to Secured Party when due, whether by acceleration or otherwise, of any and all indebtedness (as defined in such guaranty) of Continental Systems to Secured Party, as such guaranty may be modified, reaffirmed or otherwise amended from time to time; and (h) the obligations of Continental Systems in favor of Secured Party under the Master Agreement.

         5. A new SECTION 5 shall be added to the Agreement, and shall be read in its entirety as follows:

                 5. REPRESENTATIONS AND WARRANTIES. To induce Secured Party to enter make the Continental Term Loan, as herein provided, Debtor represents and warrants, to the best of its knowledge, and, so long as any Indebtedness remains unpaid or this Agreement remains in effect, shall be deemed continuously to represent and warrant as follows:

                          5.1. CORPORATE EXISTENCE.  Continental Systems is a
                 duly formed limited liability company, in good standing under the laws of the state of New York and is duly licensed or qualified to do business and in good standing in every state in which the nature of its business or ownership of its property requires such licensing or qualification.
                          5.2 CORPORATE CAPACITY.  The execution, delivery and
                 performance of the Transaction Documents are within Continental Instrument's corporate powers, have been duly authorized





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                 by all necessary and appropriate membership consent, and are not in contravention of any law or the terms of Debtor's articles of organization or operating agreement or any amendment thereto, or of any indenture, agreement, undertaking, or other document to which Continental Systems is a party or by which Debtor or any of Debtor's property is bound or affected.

                          5.3. VALIDITY OF RECEIVABLES.  With respect to each
                 Receivable owned or to be owned by Continental Systems: (a) each copy of each invoice is a true and genuine copy of the original invoice sent to the account debtor named therein and accurately evidences the transaction from which the underlying Receivable arose, and the date payment is due as stated on each Invoice or computed based on the information set forth on each such Invoice is correct; (b) all Chattel Paper, and all promissory notes, drafts, trade acceptances, and other instruments for the payment of money relating to or evidencing each Receivable, and each endorsement thereon, are true and genuine and in all respects what they purport to be, and are the valid and binding obligation of all parties thereto, and the date or dates stated on all such items as the date on which payment in whole or in part is due is correct; (c) all Inventory described in each Invoice has been delivered to the Account Debtor named in such Invoice or placed for such delivery in the possession of a carrier not owned or controlled directly or indirectly by Continental Systems; (d) all evidence of the delivery or shipment of Inventory is true and genuine; (e) all services to be performed by Continental Systems and/or the Seller, as the case may be, in connection with each Receivable have been performed by Continental Systems and/or the Seller, as the case may be; and (f) all evidence of the performance of such services by Continental Systems and/or the Seller, as the case may be, is true and genuine.

                          5.4. INVENTORY.  (a) All representations made by
                 Debtor and/or Continental Systems, as the case may be, to Secured Party, and all





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
                 documents and schedules given by Debtor and/or Continental Systems, as the case may be, to Secured Party, relating to the description, quantity, quality, condition, and valuation of the Inventory owned by Continental Systems are true and correct; (b) Inventory owned by Continental Systems is located only at the following address of Continental Systems:
                 250-H Executive Drive, Edgewood, New York 11717, or such other place or places as approved in advance by Secured Party in writing;(c) all Inventory of Continental Systems is insured as required by Section 9.11 of the Agreement, pursuant to policies in full compliance with the requirements of such Section; and (d) all manufactured or produced Inventory of Continental Systems has been produced by Continental Systems and/or Seller in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders promulgated thereunder.

                          5.5. TITLE TO COLLATERAL. (a) Continental Systems is
                 the owner of the Collateral free of all security interests, liens, and other encumbrances, except the Security Interest;
                 (b) Continental Systems has the unconditional authority to grant a security interest in all assets of Continental Systems to Secured Party; and (c) assuming that all necessary Uniform Commercial Code filings have been made and, if applicable, assuming compliance with the Federal Assignment of Claims Act of 1940, as amended, Secured Party has an enforceable first lien on all collateral granted to Secured Party by Continental Systems.

                          5.6. PLACE OF BUSINESS.  (a) Continental Systems is
                 engaged in business operations which are in whole, or in part, carried on at the following addresses: 250-H Executive Drive, Edgewood, New York 11717 and 333 Bayview Avenue, Amityville, New York 11701 and at no other address or addresses; (b) Continental Systems' chief executive office is 333 Bayview Avenue, Amityville, New York 11701; and (c) Continental's records concerning the collateral are kept at the





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
                 address specified at the beginning of this Agreement.

                          5.7. FINANCIAL CONDITION.  Debtor has furnished to
                 Secured Party Seller's most current financial statements, including, without limiting the foregoing, the most recent interim statements of Seller, which statements represent correctly and fairly the results of the operations and transactions of Seller, as of the dates, and for the period referred to, and have been prepared in accordance with GAAP applied during each interval involved and from interval to interval. Since the date of such financial statements, there have not been any materially adverse changes in the financial condition reflected in such financial statements, except as disclosed in writing by Debtor to Secured Party.

                          5.8. TAXES. Except as disclosed in writing by Debtor
                 to Secured Party including Seller's financial statements provided to Secured Party: (a) all federal and other tax returns required to be filed by Seller have been filed, and all taxes required by such returns have been paid; and (b) neither Seller, Continental Systems nor Debtor has received any notice from the Internal Revenue Service or any other taxing authority proposing additional taxes.

                          5.9. LITIGATION. Except as disclosed in the Asset Purchase Agreement, there are no actions, suits, proceedings, or investigations pending or, to the knowledge of Debtor, threatened against Seller or Continental Systems or any basis therefor which, if adversely determined, would, in any case or in the aggregate, materially adversely affect the property, assets, financial condition, or business of Seller and/or Continental Systems, as the case may be, or materially impair the right or ability of Continental Systems to carry on its operations substantially as conducted on the date of this Agreement.

                          5.10. ERISA MATTERS. (a) No Pension Plan has been terminated, or partially





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
                 terminated, or is insolvent, or in reorganization, nor have any proceedings been instituted to terminate or reorganize any Pension Plan; (b) neither Seller nor Continental Systems, as the case may be, has withdrawn from any Pension Plan in a complete or partial withdrawal, nor has a condition occurred which, if continued, would result in a complete or partial withdrawal; (c) neither Seller nor Continental Systems, as the case may be, has incurred any withdrawal liability, including, without limitation, contingent withdrawal liability, to any Pension Plan, pursuant to Title IV of ERISA; (d) neither Seller nor Continental Systems, as the case may be, has incurred any liability to the Pension Benefit Guaranty Corporation other than for required insurance premiums which have been paid when due; (e) no Reportable Event has occurred;
                 (f) no Pension Plan or other "employee pension benefit plan" as defined in Section 3(2) of ERISA, to which Seller or Continental Systems, as the case may be, is a party has an "accumulated funding deficiency" (whether or not waived), as defined in Section 302 of ERISA or in Section 412 of the Internal Revenue Code; (g) the present value of all benefits vested under any Pension Plan of Seller and/or Continental Systems, as the case may be, does not exceed the value of the assets of such Pension Plan allocable to such vested benefits;
                 (h) each Pension Plan and each other "employee benefit plan", as defined in Section 3(3) of ERISA, to which Seller and/or Continental Systems, as the case may be, is a party is in substantial compliance with ERISA, and no such plan or any administrator, trustee, or fiduciary thereof has engaged in a prohibited transaction described in Section 406 of ERISA or in
                 Section 4975 of the Internal Revenue Code; (i) each Pension Plan and each other "employee benefit plan" as defined in
                 Section 3(2) of ERISA, to which Seller and/or Continental Systems, as the case may be, is a party has received a favorable determination by the Internal Revenue Service with respect to qualification under Section 401(a) of the Internal Revenue Code; and (j) neither Seller nor Continental Systems, as the case may be,





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
                 has incurred any liability to a trustee or trust established pursuant to Section 4049 of ERISA or to a trustee appointed pursuant to Section 4042(b) or (c) of ERISA.

                          5.11. NO CONSENT OR FILING.  No consent, license,
                 approval, or authorization of, or registration, declaration, or filing with, any court, governmental body or authority, or other person or entity is required in connection with the valid execution, delivery, or performance of the Transaction Documents on the part of Continental Systems or for the conduct of Continental Instrument's business as now conducted or as conducted by Seller, as the case may be, other than filings and recordings to perfect security interests in or liens on all assets of Continental Systems in favor of Secured Party in connection with the Transaction Documents.

                          5.12. NO VIOLATIONS. Neither Seller nor Continental Systems, as the case may be, is in violation of any term of any other indenture, instrument, or agreement to which it is a party or by which it or its property may be bound, resulting, or which might reasonably be expected to result, in a material and adverse effect upon its business or assets. Neither Seller nor Continental Systems is in violation of any order, writ, judgment, injunction, or decree of any court of competent jurisdiction or of any statute, rule or regulation of any governmental authority. The execution and delivery of the Asset Purchase Agreement and consummation of the sale by the Seller, as set forth therein and the performance of all of the same, is, and will be, in compliance with the foregoing and will not result in any violation thereof, or result in the creation of any mortgage, lien, security interest, charge, or encumbrance upon, any properties or assets except in favor of Secured Party. There exists no fact or circumstance (whether or not disclosed in the Transaction Documents or the Asset Purchase Agreement) which materially adversely affects, or in the future (so far as Debtor can now foresee) may materially adversely affect, the condition,





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
                 business, or operations of Continental Systems.

                          5.13. TRADEMARKS AND PATENTS.  After the consummation
                 of the purchase described in the Asset Purchase Agreement, Continental Systems shall possess all trademarks, trademark rights, patents, patent rights, tradenames, tradename rights and copyrights that are required to conduct its business as now conducted without conflict with the rights or claimed rights of others. A list of the foregoing is set forth in Exhibit A attached hereto.

                          5.14. CONTINGENT LIABILITIES.  To the best of
                 Debtor's knowledge, after due inquiry, there are no suretyship agreements, guaranties, or other contingent liabilities of Seller which are not disclosed by the financial statements described in Section 5.7.

                          5.15. COMPLIANCE WITH LAWS.  Seller and/or
                 Continental Systems, as the case may be, is in compliance with all applicable laws, rules, regulations, and other legal requirements with respect to its business and the use, maintenance and operations of the real and personal property owned or leased by it in the conduct of its business.

                          5.16. LICENSES, PERMITS, ETC.  Each franchise, grant,
                 approval, authorization, license, permit, easement, consent, certificate, and order of and registration, declaration, and filing with, any court, governmental body or authority, or other person or entity required for or in connection with the conduct of Seller's and/or Continental Instrument's business as now conducted by Seller is in full force and effect.

                          5.17.  LABOR CONTRACTS.  Neither Seller nor
                 Continental Systems is a party to any collective bargaining agreement or to any existing or threatened labor dispute or controversies.

                          5.18. LABOR MATTERS.





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
                                  (a) Neither Continental Systems, nor, to the best of Debtor's knowledge, Seller is engaged in any unfair labor practice. To the best of Debtor's knowledge, after due inquiry, Continental Systems and/or Seller, as the case may be, are in compliance in all material respects with all applicable federal, state and local laws, regulations, rules, orders or other requirements respecting terms and conditions of employment, employment practices, and wages and hours,

                                  (b)      No strike, walkout or similar
                 business interruption resulting from any labor dispute has been suffered by Seller and/or Continental Systems, as the case may be, during the last five years nor is any state of facts known to Debtor which would indicate that such event or circumstance is likely to occur in the next twelve months.

                                  (c)      There is no pending, or to the
                 knowledge of Debtor, threatened unfair labor practice complaint against Seller or Continental Systems, as the case may be, before the National Labor Relations Board.

                                  (d)      There is no strike, labor dispute,
                 slowdown or stoppage actually pending or, to the knowledge of Debtor, threatened against Seller and/or Continental Systems, as the case may be.

                                  (e)      No union representation question
                 exists respecting the employees, or any group of employees, of Seller and/or Continental Systems, as the case may be.

                                  (f)      No grievance which might have a
                 material adverse effect on Seller and/or Continental Systems, as the case may be, or the conduct of their business nor any arbitration proceeding arising out of or under collective bargaining agreements is pending, and no claims therefor exist.

                                  (g)      No collective bargaining agreement
                 which is binding on Seller and/or Continental Systems, as the case may be, will restrict Continental Systems from relocating or closing any office, warehouse or any other facility presently being used by Seller and/or Continental Systems, as the case may be.

                                  (h)      To Debtor's knowledge, neither
                 Seller nor Continental Systems has experienced any material work stoppage or other material labor difficulty at any office, warehouse or other facility.

                                  (i)      To Debtor's knowledge, there are no
                 claims, complaints or charges pending before any state or federal agency concerning employment penalties with respect to Seller and/or Continental Systems, including without limitation, employment discrimination, retaliatory discharge and wage and hour claims.

                          5.19.            MATERIALITY.     Notwithstanding
                 anything to the contrary contained in Section 5 hereof, no representation or warranty contained in Section 5 shall be deemed false or cause an Event of Default to the extent that the falsity of such representation or warranty is not material, would not have a material adverse effect on Continental Systems and/or Seller, as the case may be, would not cause an untrue statement of material fact, and/or would not result in an omission to state a material fact in order to make the statements contained herein not misleading, and/or would not materially adversely affect the financial and/or business condition of Seller and/or Continental Systems, as the case may be.

         6. Section 9.26. of the Agreement is hereby amended in its entirety to read as follows:

                          (a) The Debtor and its Consolidated Subsidiaries
                 shall maintain, on a consolidated basis, a ratio of Total Liabilities to Tangible Net Worth of not greater than (to be tested quarterly based upon the financial statements required to be presented to Secured Party pursuant to Section 9.1. hereof):

                          during the period commencing as of the date hereof through the fiscal year ending June 30, 2000, and thereafter while any Indebtedness remains outstanding, 1.50 to 1.

                          (b) The Debtor and its Consolidated Subsidiaries
                 shall maintain, on a consolidated basis, a minimum Tangible Net Worth (to be tested quarterly based upon the financial statements required to be presented to Secured Party pursuant to Section 9.1. hereof) of not less than:

                          (i) during the period commencing as of the date hereof through June 29, 2001, $21,000,000, and

                          (ii) during the period commencing on June 30, 2001 through June 29, 2002, $24,500,000, and

                          (iii) during the period commencing on June 30, 2002 through June 29, 2003, $27,000,000, and

                          (iv) during the period commencing on June 30, 2003 through June 29, 2004, and thereafter while any Indebtedness remains outstanding, $30,000,000.

                          (c) At all times, Debtor and its Consolidated Subsidiaries shall maintain, on a consolidated basis, a ratio of Current Assets to Current Liabilities, to be tested each fiscal quarter end of each fiscal year, based upon the financial statements required to be presented to Secured Party pursuant to Section 9.1. hereof:

                          (i) of not less than 3.25 to 1 from the date hereof through the fiscal year ending June 30, 2000, and

                          (ii) of not less than 3.50 to 1 from July 1, 2000 through the fiscal year ending June 30, 2001, and

                          (iii) of not less than 3.75 to 1 from July 1, 2001 through the fiscal year ending June 30, 2002, and

                          (iv) of not less than 4.00 to 1 from July 1, 2002 through the fiscal year ending June 30, 2003, and thereafter while any Indebtedness remains outstanding.

                          (d) Debtor and its Consolidated Subsidiaries shall maintain, on a consolidated basis, a minimum "Debt Service Coverage Ratio" of 1.25 to 1, to be tested at the end of each fiscal year, based upon the financial statements required to be presented to Secured Party pursuant to Section 9.1. hereof. "Debt Service Coverage Ratio" shall mean earnings before interest, taxes, depreciation and amortization, less distributions, all divided by prior period current portion of long term debt plus interest expense.
                          (e) At all times, Debtor and its Consolidated Subsidiaries shall maintain, on a consolidated basis, a ratio of the aggregate of cash plus total Receivables to Current Liabilities, to be tested each fiscal quarter end of each fiscal year, based upon the financial statements required to be presented to Secured Party pursuant Section 9.1. hereof:

                                  from the date hereof through the fiscal year
                          ending June 30, 2000, and thereafter while any Indebtedness remains outstanding, of not less than
                          1.25 to 1.

                          (f) During any fiscal year, the Debtor and its Consolidated Subsidiaries shall not cause Capital Expenditures of Debtor and its Consolidated Subsidiaries to exceed, on a combined basis, $1,000,000 per fiscal year (excluding the incurrence of the Continental Term Loan).

                          (g)     At all times while any Indebtedness remains
                                                  outstanding, the Debtor and
                                                  its Consolidated Subsidiaries
                                                  maintain, on a consolidated
                                                  basis,
                                                  not less than fifty (50%) of
                                                  the value of all of their
                                                  identifiable assets (as
                                                  disclosed in the 10K
                                                  statement) in the United
                                                  States, to be tested
                                                  annually, at each fiscal year
                                                  end.

                 The above ratios of this Section 9.26. are being calculated assuming that in the last year of the Agreement; and Advances under the Revolving Credit Facility are viewed as long term debt, unless there is an event of default which is continuing under the Revolving Credit Facility.

         7. Section 10.16. of the Agreement is hereby amended to read in its entirety as follows:

                 10.16. NEGATIVE PLEDGE. (a) Encumber or cause to encumber, or cause NAPCO/Alarm Lock Grupo Internacional, S.A. f/k/a NSS Caribe S.A. to encumber, the assets (personal property, fixtures or real property) of NAPCO/Alarm Lock Grupo Internacional, S.A. f/k/a NSS Caribe S.A; or (b) encumber or cause to encumber the assets (personal property, fixtures or real property) of NAPCO Group Europe Limited.

         8. Section 4.17 of the Agreement shall be supplemented with the following additional paragraphs:

                 Since May 12, 1997, Debtor and its Consolidated Subsidiaries possess the following additional trademarks, trademark rights, patents, patent rights, tradenames, tradename rights and copyrights without conflict with the rights or claimed rights of others. A list of the foregoing as set forth in Exhibit B attached hereto.

                 To secure the Indebtedness, Debtor hereby grants to Secured Party, and/or reaffirms its grant to Secured Party, a security interest in, and a lien on, all trademarks, trademark rights, patents, patent rights, tradenames, tradename rights and copyrights owned by





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
                 Debtor, wherever located and whether now owned or hereafter acquired; all books, records, ledger cards, data processing records, computer software, and other property at any time evidencing or relating to such collateral; all parts, accessories, attachments, special tools, additions, replacements, substitutions and accessions to or for all of the foregoing; and all proceeds and products of the all of the foregoing in any form, including, without limitation, amounts payable under any policies of insurance insuring the foregoing against loss or damage, and all increases and profits received from all of the foregoing.

         9. Section 10.2. of the Agreement is hereby amended to read in its entirety as follows:

                 10.2. BORROWED MONEY. Create, incur, assume, or suffer to exist any liability for borrowed money, except to Secured Party, except for permitted Capital Expenditures, and except the obligations of Continental Systems in favor of Seller pursuant to the terms of a certain $1,445,000 promissory note by Continental Systems in favor of Seller dated July 27, 2000, as adjusted pursuant thereto, an executed copy of which has been delivered to Secured Party.

         10. The following paragraphs shall be added to Section 11.1. of the Agreement:

                 (r) Nonpayment of Continental Term Loan Note. Nonpayment when due of any principal, interest, premium, fee, cost or expense due under the Continental Term Loan Note, and such nonpayment is not cured within ten (10) days after notice thereof by Secured Party to Debtor.

                 (s) Mortgage Default. The occurrence of an Event of Default under that certain collateral mortgage and security agreement dated July 27, 2000, by Debtor in favor of Secured Party in the principal sum of $3,200,000, as the same may be extended or otherwise modified from time to time (the "Collateral Mortgage"; and as used in this subparagraph (s), the term "Event of Default" shall have the meaning set forth in the Collateral Mortgage).

         11. As an inducement to the Bank extending the Continental Term Loan, and modifying the provisions of the Agreement pursuant to the terms hereof, Debtor represents and warrants to Secured Party that, as of the date of execution of this Amendment No. 4, (i) the representations and warranties set forth in Article 4 of the Agreement and the representations and warranties of Debtor and any Third Party set forth in the other Transaction Documents to which any is a party are true and correct in all respects, (ii) no event has occurred and is continuing which constitutes an "Event of Default" under any of the Transaction Documents (as "Event of Default" is defined in each of those Transaction Documents"), and (iii) Debtor is in compliance with the covenants set forth in Articles 9 and 10 of the Agreement.

         12. Debtor represents and warrants to Secured Party that there are no offsets, defenses or counterclaims to the payment of the Indebtedness owing Secured Party, including the Advances, and to the continuing general security interest in the Collateral granted to Secured Party by Debtor as security for payment of the Indebtedness, as fully described in the Agreement.

         13. Except as modified herein, all other provisions of the Agreement and the other Transaction Documents remain unmodified and are in full force and effect.

         14. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

         15. This Amendment No. 4 shall be governed by the laws of the State of New York.





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
         IN WITNESS WHEREOF, the parties have executed this Amendment No. 4 to the Loan and Security Agreement as of the day and year first above written.

                                      HSBC BANK USA F/K/A MARINE
                                      MIDLAND BANK


                                      By:/s/ Roger Coleman
                                           Roger Coleman
                                           Vice President


                                      NAPCO SECURITY SYSTEMS, INC.


                                      By: /s/ Kevin Buchel
                                           Kevin Buchel
                                           Senior Vice President






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